Exhibit 21



                 SUBSIDIARIES OF REGISTRANT


                                                           JURISDICTION OF
        NAME OF SUBSIDIARY                                  INCORPORATION
        ------------------                                  -------------

             TeleBank                                       United States

  TeleBanc Servicing Corporation                            United States

       AGT Mortgage Services                                United States

              AGT-PRA                                       United States

   Portfolio Recovery Associates                            United States